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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 17, 2001

SSE Telecom, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-16473 (Commission File Number)	52-1466297 (I.R.S. employer identification number)

47823 Westinghouse Drive
Fremont, California 94539

(Address of principal executive offices and principal places of business)

(510) 657-7552

(Registrant's Telephone Numbers, Including Area Code)

Item 3—Bankruptcy or Receivership

    On May 17, 2001, SSE Telecom, Inc. ("SSET") filed a voluntary petition with the United States Bankruptcy Court for the Northern District of California, Oakland Division, under Chapter 11 of Title 11 of the United States Code (Case No. 0142831N11). The press release annoucing the voluntary filing is attached as Exhibit 99.1.

    Trading in shares of SSET's common stock on The Nasdaq National Market was suspended by The Nasdaq Stock Market on May 17, 2001. On May 18, 2001, SSET withdrew its request to appeal the delisting of its common stock from The Nasdaq National Market.

Item 7—Exhibits

    (c) Exhibits

Exhibit Number	Exhibit Title
99.1	Press Release dated May 17, 2001

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 18, 2001	SSE Telecom, Inc.
	By:	/s/ Leon F. Blachowicz Leon F. Blachowicz Chief Executive Officer

INDEX TO EXHBITS

Exhibit Number	Exhibit Title
99.1	Press Release dated May 17, 2001

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  Item 3—Bankruptcy or Receivership
  Item 7—Exhibits